                                                                    Exhibit 21.1

                              List Of Subsidiaries

         Name of Subsidiary             Place of Incorporation    Percent Owned
------------------------------------    ----------------------    -------------
Las Vegas Reservation Systems, Inc.*    Nevada, USA                       100.0%

Professional Travel Services, Inc.*     Nevada, USA                       100.0%

Travelscape.com, Inc.*                  Delaware, USA                     100.0%

Travelscape.com, Inc.                   Nevada, USA                       100.0%

Expedia Canada Corp.                    Ottawa, Canada                    100.0%

Expedia France s.a.s                    Paris, France                     100.0%

Expedia s.a.                            Brussels, Belgium                 100.0%

Expedia.com GmbH                        Munich, Germany                   100.0%

Expedia.com Limited                     London, United Kingdom            100.0%

Classic Custom Vacations, Inc.          Nevada, USA                       100.0%

*wholly owned by Travelscape.com, Inc., a Delaware corporation